UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2021

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2021, the Board of Directors (the “Board”) of The Container Store Group, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”). Among the changes contained in the Amended and Restated Bylaws are the following:

●	Updated provisions to include additional methods by which notice may be given for meetings of stockholders and special meetings of the Board, and to clarify the process for the delivery of notice by electronic transmission;
●	Updated provisions regarding stockholder participation at a meeting of stockholders by remote communication;
●	Updated provisions relating to the establishment of a quorum at meetings of stockholders and procedures for the adjournment of meetings of stockholders where a quorum is not present;
●	Updated procedures for establishing the person who will preside over a meeting of stockholders;
●	Updated procedures for stockholder voting by proxy by means of electronic transmission;
●	Clarification that when the complete list of stockholders entitled to vote at a meeting is available on an electronic network, the Company may take reasonable steps necessary to ensure that only stockholders of the Company can access such information;
●	Updated provisions regarding notice of resignation by directors and officers;
●	Removal of the requirement that the Chairman of the Board be an officer of the Company;
●	Updated provision regarding the authority of officers to sign stock certificates;
●	Clarification that waivers of notice of meetings of stockholders, directors, and committees may be provided by electronic transmission;
●	Clarification that stockholders, directors, officers, employees and agents of the Company are permitted to sign documents using an electronic signature; and
●	Other immaterial or non-substantive administrative or clarifying changes.

The Amended and Restated Bylaws are filed herewith as Exhibit 3.1. A blackline of the Amended and Restated Bylaws against the prior version of the bylaws is filed herewith as Exhibit 3.2. The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 1, 2021, the Company held its annual meeting of shareholders. A total of 41,489,776 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 82 percent of the Company’s outstanding common stock as of the July 8, 2021 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 13, 2021.

Item 1 — Election of three Class II directors for a term of office expiring at the annual meeting of shareholders in 2024 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
J. Kristofer Galashan	33,165,060	951,099	7,373,617
Anthony Laday	33,953,849	162,310	7,373,617
Nicole Otto	33,961,430	154,729	7,373,617

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 2, 2022.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
41,243,082	140,742	105,952	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
27,498,636	5,976,941	640,582	7,373,617

Based on the foregoing votes, the director nominees named above were elected and Items 2 and 3 were approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Registrant, dated as of September 1, 2021
3.2	Amended and Restated Bylaws, dated as of September 1, 2021 (marked to show changes against prior version)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: September 8, 2021	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer

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